Exhibit 10.15(a)

ADDENDUM NO. 1

This ADDENDUM to the Agreement, dated January 1, 2001, by and between PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY (“Employer”) and the West Virginia Union of Mutual Clerks, Local 553, Service Employees International Union, AFL-CIO (“Union”) (the “Agreement”) is entered into as of December 27, 2004.

WHEREAS, the Agreement expires by its terms on December 31, 2004;

WHEREAS, the parties are presently negotiating in good faith the terms and conditions of a proposed new agreement;

WHEREAS, the parties desire to extend the Agreement until February 28, 2005, during which time the parties agree to continue to negotiate in good faith.

NOW, THEREFORE, it is agreed between the parties as follows:

1.                                       The Term of the Agreement is extended until midnight February 28, 2005.

2.                                       Provided the terms and conditions of a mutually acceptable new agreement are reached between the parties by not later than February 28, 2005, Employer agrees that any wage or other rate increases agreed upon in the new agreement will be made retroactive to January 15 2005.

3.                                       Except as expressly modified in this Addendum No. 1, the terms and conditions of the Agreement remain in foil force and effect.

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND the parties have signed this Addendum No. 1 as of December 27, 2004.

ATTEST:	PNGI CHARLES TOWN GAMING, LLC

/s/Witness	By:	/s/ Albert Britton
Albert Britton
General Manager

ATTEST:	WEST VIRGINIA UNION OF MUTUAL CLERKS, LOCAL 553, SERVICE EMPLOYEES INTERNATIONAL UNION, AFL-CIO

/s/Nancy Edwards	By:	/s/Charles Walker
Name: Charles Walker
Title: Pres.